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                                                                    EXHIBIT 11.1


                    COMPUWARE CORPORATION AND SUBSIDIARIES


        COMPUTATION OF EARNINGS PER COMMON SHARE AND CAPITAL STRUCTURE
                                 INFORMATION
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




Earnings per common share ("EPS") data were computed as follows (in thousands, except for per share data):

                                                Year Ended March 31,
                                        ------------------------------------
                                           1998         1997       1996
                                           ----         ----       ----
BASIC EPS:
Numerator:  Net Income                  $  193,944   $  97,436    $  44,242
                                        ----------   ---------    ---------
Denominator:
  Weighted-average common shares
  outstanding                              176,137     170,385      173,758
                                        ----------   ---------    ---------
Basic EPS                               $     1.10   $    0.57    $    0.26
                                        ==========   =========    =========

DILUTED EPS:
Numerator:  Net Income                  $  193,944   $  97,436    $  44,242
                                        ----------   ---------    ---------
Denominator:
  Weighted-average common shares
  outstanding                              176,137     170,385      173,758
  Dilutive effect of stock options(1)       17,576       9,485        5,717
                                        ----------   ---------    ---------
  Total Shares                             193,713     179,870      179,475
                                        ----------   ---------    ---------
Diluted EPS                             $     1.00   $    0.54    $    0.25
                                        ==========   =========    =========





(1) The dilutive effect of stock options is determined using the treasury stock method based upon the average price per share of $31.21, $11.81 and $5.94 for fiscal 1998, 1997 and 1996, respectively.